Consent of Independent Registered Public Accounting Firm

The Board of Directors/Trustees of

Nuveen AMT-Free Municipal Value Fund

We consent to the use of our report dated December 26, 2014 with respect to the financial statements of Nuveen AMT-Free Municipal Value Fund, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Financial Statements” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information filed on Form N-2.

/s/ KPMG LLP

Chicago, Illinois

January 26, 2015